CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly Report on Form 10-QSB of DGT Corp. for the quarter ended September 30, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the quarterly Report on Form 10-QSB of DGT Corp. for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, fairly presents in all material respects, the financial condition and results of operations of DGT Corp.

By:	/s/ Jurgen Ballmaier
Name:	Jurgen Ballmaier
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	November 16, 2006

By:	/s/ Dr. Wolfgang Wagner
Name:	Dr. Wolfgang Wagner
Title:	Chief Financial Officer
Date:	November 16, 2006